U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A1

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2016

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-0-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
(Address of principal executive offices)

(514) 764-9698
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amendment to the Form 8-K filed by the Registrant on or about July 30, 2016 is being filed to correct 2 incorrect dates that were inadvertently included in the original filing, including the date of earliest event reported, as well as the date on the signature page. All other disclosure in this amendment is as stated in the original filing.

Item 3.02 Unregistered Sale of Equity Securities and Use of Proceeds

As previously reported, on October 8, 2015, we acquired U.S. Patent Number 8,236,935 (the “Patent”) for the anticancer compound, Adva-27a, which includes all rights to this intellectual property within the United States in exchange for an interest-free note payable for $4,320,000 with annual payments of $360,000 due and payable on or before December 31, commencing in 2016 and continuing until paid in full. The note was collateralized by the Patent. Pursuant to an amendment agreement effective December 28, 2015, this note was cancelled and replaced with a new note having a face value of $210,519, comprised of $155,940 in principal amount which is the seller’s (Advanomics Corporation, a related party) book value of the Patent plus $54,579 as an adjustment for the currency exchange difference. This new, interest-free note was automatically convertible into 80,968,965 shares of our Common Stock upon our completing an increase in our authorized capital such that a sufficient number of Common shares is available for issuance.

On December 28, 2015, we acquired the worldwide issued and pending patents under PCT/FR2007/000697 and PCT/CA2014/000029 (the “Patents”) for the anticancer compound, Adva-27a, which include all worldwide rights to this intellectual property in exchange for a note payable for $12,822,499, with interest accruing at 2% per year beginning January 1, 2016 and quarterly payments of $70,000 plus interest commencing the end of March 2016 and continuing until December 2020 when the entire principal balance and all accrued interest would have become due. The note was collateralized by the Patents. Pursuant to an amendment agreement effective December 28, 2015, this note was cancelled and replaced with a new convertible note having a face value of $624,875, comprised of $462,870 in principal amount which is the seller’s (Advanomics Corporation, a related party) book value of the Patents, plus a $162,005 amount as an adjustment for the currency exchange difference. This new, interest-free note was automatically convertible into 240,336,451 shares of $0.001 par value Common Stock upon our successfully increasing our authorized capital such that a sufficient number of Common shares is available for issuance.

On July 6, 2016, we filed an amendment to increase our authorized capital to 3 billion shares of $0.001 par value Common Stock and 30 million shares of $0.10 par value Preferred Stock. Pursuant to the terms of the aforesaid two convertible promissory notes, on July 8, 2016, we issued 321,305,416 shares of our $0.001 par value Common Stock to Advanomics Corporation, a related party, in exchange for cancellation of the two notes payable specified above totaling $835,394.

We relied upon the exemption from registration provided by Section 4(a)2 as promulgated under the Securities Act of 1933, as amended, to issue these shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC.
(Registrant)

Dated: August 9, 2016	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer